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                                                                 EXHIBIT 10.3.13


                     THIRD AMENDMENT TO FINANCING AGREEMENT


            THIS THIRD AMENDMENT TO FINANCING AGREEMENT (this "Amendment") is made and entered as of November ___, 1997, by and between STAR BANK, NATIONAL ASSOCIATION, a national banking association ("Bank"), and FM PRECISION GOLF MANUFACTURING CORP., a Delaware corporation, and FM PRECISION GOLF SALES CORP., a Delaware corporation (collectively, "Borrowers").

                             PRELIMINARY STATEMENTS

            A. Borrowers and Bank have entered into a Financing Agreement dated as of May 31, 1996, as amended by (i) a First Amendment to Financing Agreement dated as of January 29, 1997, and (ii) a Second Amendment to Financing Agreement dated as of August 20, 1997 (as amended, the "Financing Agreement"). Capitalized terms used, but not defined, in this Amendment which are defined in the Financing Agreement will have the meanings given to them in the Financing Agreement.

            B. Bank and Borrowers desire to amend the Financing Agreement on and subject to the terms and conditions set forth in this Amendment.

                             STATEMENT OF AMENDMENT

            In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Bank and Borrowers hereby agree as follows:

            1. AMENDMENTS TO FINANCING AGREEMENT. Subject to the satisfaction of the conditions of this Amendment, the Financing Agreement is amended as follows:

                  1.1 DEFINITION OF CORPORATE GUARANTOR. The definition of "Corporate Guarantor" in Section 1.1 of the Financing Agreement is amended to provide in its entirety as follows:

            "Corporate Guarantor" means Royal Precision, Inc., a Delaware corporation, formerly known as FM Precision Golf Corp.

                  1.2 DEFINITION OF TERM LOAN AVAILABILITY. The definition of "Term Loan Availability" in Section 1.1 of the Financing Agreement is amended to provide in its entirety as follows:

            "Term Loan Availability" means, as of any time, an amount equal to:

                  (i) an amount equal to the lesser of: (a) $3,997,596.14; or
      (b) the sum of (1) an amount up to 75% of the aggregate orderly liquidation value of
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      the Eligible Equipment owned and held by FM Manufacturing (excluding the
      Lawsure polishing and buffing machine installed in January, 1997 (the "Lawsure Machine")), plus (2) an amount up to 60% of the fair market value of that portion of Borrower's Facility which constitutes real estate, such fair market value to be determined in accordance with an appraisal complying with all regulatory requirements applicable to Bank, provided that Bank has obtained an environmental assessment of the real estate satisfactory to Bank; plus (3) 70% of the hard cost of the Lawsure Machine; less

                  (ii) the principal amortization payments of the Term Loan made or required to have been made on or after December 1, 1997 by Borrowers; less

                  (iii) the then outstanding principal amount of the Term Loan.

      For purposes of determining the Term Loan Availability, the orderly liquidation value of the Eligible Equipment owned and held by FM Manufacturing and the fair market value of Borrower's Facility will be determined in accordance with appraisals performed from time to time, but not more frequently than annually, at Borrowers' cost by appraisers acceptable to Bank, in its discretion exercised in good faith, based on methods of appraisal acceptable to Bank.

                  1.3 Section 2.3.1 of the Financing Agreement is amended to provide in its entirety as follows:

                  2.3.1 General. Subject to the terms and conditions of this Agreement, Bank shall make a loan (the "Term Loan") to FM Manufacturing in the amount of $3,997,596.14; provided, however, that the principal amount of the Term Loan may not, as of any time, be such as would create a Term Loan Deficiency. Borrowers acknowledge that, as of the date of the Third Amendment to Financing Agreement, immediately prior to the advance of the Term Loan provided for below, the principal balance of the Term Loan has been paid down to $2,997,596.14. On or after the date the Third Amendment to Financing Agreement is signed by Bank, Bank will re-advance to FM Manufacturing $1,000,000 as an advance of the Term Loan, to bring the principal balance of the Term Loan to $3,997,596.14. Subject to the terms of Section 2.3.2 and Section 11.4, the principal of the Term Loan shall be due and payable by FM Manufacturing in equal consecutive monthly installments in the amount of $69,711.54 each, commencing on the first day of December, 1997 and continuing on the first day of each month thereafter until the termination of this Agreement, at which time the entire unpaid principal balance of, and accrued interest on, the Term Loan, if not sooner repaid, shall be due and payable. No part of the Term Loan may, on the repayment thereof, be redrawn or reborrowed by FM Manufacturing.


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                  1.4 AMENDMENT OF SECTIONS 11.1 AND 11.2. Sections 11.1 and
11.2 are amended to change "May 31, 1999," where it appears therein, to "June 2, 2000."

                  1.5 AMENDMENT OF EXHIBIT 10.29. Exhibit 10.29 to the Financing Agreement is amended in its entirety by substituting therefor the Exhibit 10.29 which is attached hereto as Exhibit A. Borrowers anticipate revising their financial projections between the date of this Amendment and December 15, 1997. If Borrowers reasonably revise their financial projections prior to December 15, 1997, and if such projections justify a revision of the Financial Covenants, Bank and Borrower will negotiate in good faith to agree upon a revision of the Financial Covenants and a further amendment of Exhibit 10.29 to the Financing Agreement. However, if, by December 15, 1997, Bank and Borrower do not agree upon a revision of the Financial Covenants and enter into a further amendment of
Exhibit 10.29 to the Financing Agreement, then the Financial Covenants as set forth in Exhibit 10.29 hereto shall remain in full force and effect.

            2. WAIVER OF TERM LOAN PAYMENT BASED ON EXCESS CASH FLOW. Pursuant to Section 2.3.2 of the Financing Agreement, an installment of principal of the Term Loan in an amount equal to 30% of Borrowers' Excess Cash Flow, if any, for Borrowers' fiscal year ending on or about May 31, 1997, was due and payable on August 31, 1997. Subject to the satisfaction of the conditions of this Amendment, Bank waives the obligation of Borrowers to pay such installment of principal of the Term Loan. Such waiver shall not operate to waive or release Borrowers from, or in any way affect, the obligation of Borrowers to make any other payment in respect of the Loans, including but not limited to any future payment of principal of the Term Loan which becomes due under Section 2.3.2 of the Financing Agreement.

            3. CONFIRMATION OF INTEREST RATE REDUCTION. Bank confirms that Borrowers have qualified for the interest rate reduction provided for in clause
(iv) of Section 3.1 of the Financing Agreement, effective as of September 1,
1997.

            4. TERMINATION OF INDIVIDUAL GUARANTY AND CASH COLLATERAL AGREEMENT. Bank acknowledges that the conditions for termination of the Individual Guaranty, as set forth in Section 2.6 of the Individual Guaranty, have been satisfied, and that the Individual Guaranty is terminated. Bank further acknowledges that, by reason of the satisfaction of such conditions for termination of the Individual Guaranty, the Cash Collateral Agreement, dated May 31, 1996, between Berenson, Minella & Company, L.P. and Bank is terminated.

            5. REAFFIRMATION OF CORPORATE GUARANTY. As a condition of this Amendment, Borrowers will cause Corporate Guarantor to execute and deliver to Bank the Reaffirmation of Corporate Guaranty set forth at the end of this Amendment.

            6. OTHER DOCUMENTS. As a condition of this Amendment, Borrowers will execute and deliver, or cause to be executed and delivered, to Bank such other documents, instruments and agreements deemed necessary or desirable by Bank to effect the amendments to Borrowers' credit facilities with Bank contemplated by this Amendment.


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            7.    REPRESENTATIONS. To induce Bank to accept this Amendment,
Borrowers hereby represent and warrant to Bank as follows:

                  7.1 Each of Borrowers has full power and authority to enter into, and to perform its obligations under, this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

                  7.2 This Amendment constitutes the legal, valid and binding obligations of Borrowers enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  7.3 Borrowers' representations and warranties contained in the Financing Agreement are complete and correct as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Financing Agreement.

            8. COSTS AND EXPENSES. As a condition of this Amendment, Borrowers will promptly on demand pay or reimburse Bank for the costs and expenses incurred by Bank in connection with this Amendment, including, without limitation, attorneys' fees.

            9. RELEASE. Borrowers hereby release Bank from any and all liabilities, damages and claims therefor arising from or in any way related to the Loans, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Bank of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

            10. DEFAULT. Any default by Borrowers in the performance of Borrowers' obligations under this Amendment shall constitute an Event of Default under the Financing Agreement.

            11. CONTINUING EFFECT OF FINANCING AGREEMENT. Except as expressly amended hereby, all of the provisions of the Financing Agreement are ratified and confirmed and remain in full force and effect.

            12. ONE AGREEMENT; REFERENCES. The Financing Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Financing Agreement will be deemed to be references to the Financing Agreement as amended by this Amendment.


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            13.   COUNTERPARTS. This Amendment and the Reaffirmation of
Corporate Guaranty provided below may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

            14. ENTIRE AGREEMENT. This Amendment sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

            IN WITNESS WHEREOF, Bank and Borrowers have executed this Amendment to be effective as of the date in the opening paragraph of this Amendment.


                                    FM PRECISION GOLF
                                    MANUFACTURING CORP.


                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________


                                    FM PRECISION GOLF SALES CORP.


                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________


Accepted at Cincinnati, Ohio,
as of ______________, 1997

STAR BANK, NATIONAL ASSOCIATION


By:_______________________________
Name:_____________________________
Title:____________________________



                       REAFFIRMATION OF CORPORATE GUARANTY


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            In satisfaction of the condition set forth in Section 5 of the above
Third Amendment to Financing Agreement (the "Amendment"), Corporate Guarantor hereby consents to the Amendment and to the transactions contemplated thereby, reaffirms the Corporate Guaranty, and acknowledges and agrees that it is not released from its obligations under the Corporate Guaranty by reason of the Amendment and that the obligations of Corporate Guarantor under the Corporate Guaranty extend to the Financing Agreement and the other Loan Documents as amended by the Amendment. This Reaffirmation of Corporate Guaranty shall not be construed, by implication or otherwise, as imposing any requirement that Bank notify or seek the consent of Corporate Guarantor to any past or future extension of credit, or modification, extension or other action with respect thereto, in order for any such extension of credit or modification, extension or other action with respect thereto to be subject to the Corporate Guaranty, it being expressly acknowledged and reaffirmed that Corporate Guarantor has under the Corporate Guaranty consented to modifications, extensions and other actions with respect thereto without any notice thereof. All capitalized terms used in this Reaffirmation of Corporate Guaranty and not otherwise defined herein shall have the meanings ascribed thereto in the Amendment.

            IN WITNESS WHEREOF, Corporate Guarantor has executed this Reaffirmation of Corporate Guaranty to be effective as of the date of the Amendment.

                                    ROYAL PRECISION, INC., formerly known
                                    as FM Precision Golf Corp.


                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________


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